UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2014

Bill Barrett Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado	80202
(Address of principal executive office)	(Zip Code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Second Amendment to Third Amended and Restated Credit Agreement. On December 5, 2014, Bill Barrett Corporation (the “Company”) entered into a Second Amendment to the Third Amended and Restated Credit Agreement dated March 16, 2010, among the Company, as the borrower, each of the lenders and agents party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders. The amendment was entered into on December 5, 2014 and has an effective date of September 30, 2014.

The amendment amended the definition of “Total Debt” in the credit agreement to provide that, with respect to each period of four fiscal quarters ending on September 30, 2014, December 31, 2014 and March 31, 2015, if there are no loans outstanding under the credit facility on the date of determination, “Total Debt” shall be offset by the aggregate amount of unrestricted cash and cash equivalents in excess of $10,000,000 included in cash and cash equivalents accounts that would be listed on the consolidated balance sheet of the Company and its consolidated subsidiaries.

As of December 5, 2014, the Company had no amounts outstanding under the credit facility, and the Company is currently in compliance with all financial covenants required by the credit facility.

The foregoing summary is qualified in its entirety by reference to the Second Amendment to the Third Amended and Restated Credit Agreement dated as of March 16, 2010, which is attached hereto as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above hereby is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Second Amendment dated effective as of September 30, 2014 to Third Amended and Restated Credit Agreement dated as of March 16, 2010, among Bill Barrett Corporation and the banks named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2014	BILL BARRETT CORPORATION

	By:	/s/ Kenneth A. Wonstolen
Kenneth A. Wonstolen
Senior Vice President—General Counsel; and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Second Amendment dated effective as of September 30, 2014 to Third Amended and Restated Credit Agreement dated as of March 16, 2010, among Bill Barrett Corporation and the banks named therein